UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Seattle Genetics,” “the Company,” “we,” “us” and “our” refer to Seattle Genetics, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

Item 8.01	Other Events.

Updated Company Disclosure

On September 9, 2015, we filed with the SEC a preliminary prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”), relating to a proposed public offering of shares of our common stock (the “Public Offering”). The Preliminary Prospectus Supplement for the Public Offering contains updated Company risk factor disclosure as well as an updated description of certain aspects of our business. Accordingly, we are filing information for the purpose of supplementing and updating the risk factor disclosure contained in our prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 30, 2015. We are also updating certain aspects of the description of our business from that described under the heading, “Item 1. Business” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Updated Company Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: September 9, 2015	By:	/S/ CLAY B. SIEGALL Clay B. Siegall President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Company Disclosure